CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement on Form N-14 of our report dated March 26, 2025 relating to the financial statements and financial highlights of Regents Park Hedged Market Strategy ETF, appearing in the Annual Report on Form N-CSR of the Fund for the year ended January 31, 2025; our reports dated September 29, 2025 relating to the financial statements and financial highlights of Anfield Universal Fixed Income ETF and Anfield Dynamic Fixed Income ETF, appearing in the respective Annual Reports on Form N-CSR of the Funds for the year ended July 31, 2025; and our reports dated December 30, 2025 relating to the financial statements and financial highlights of Anfield U.S. Equity Sector Rotation ETF and Anfield Universal Fixed Income Fund, appearing in the respective Annual Reports on Form N-CSR of the Funds for the year ended October 31, 2025, and to the reference to us under the headings “Financial Highlights of Acquired Funds”, which is part of such Registration Statement.

Costa Mesa, California

March 12, 2026